UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2017 (March 9, 2017)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

38900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

Labstyle Innovations Corp.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On March 9, 2017, DarioHealth Corp. (the “Company”) held a second closing of its previously announced private placement offering (the “Offering”) with 18 investors and issued and sold 707,515 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), at a purchase price of $2.80 per share, and warrants (the “Warrants”) to purchase 707,515 shares of Common Stock at an exercise price of $3.50 per share (collectively, the “Securities”). The Warrants will be exercisable after the six month anniversary of the closing and will expire on the 5 year anniversary of their issuance. Proceeds from the Offering will be used for sales and marketing efforts to further penetrate the U.S. market and other markets, working capital and general corporate purposes.

The Securities issued with respect to the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The Securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Amendment to Amended and Restated 2012 Equity Incentive Plan

On March 9, 2017, Company  held a special meeting of its stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders approved an amendment to the Company's Amended and Restated 2012 Equity Incentive Plan (the “2012 Plan Amendment”). The 2012 Plan Amendment previously had been approved, subject to stockholder approval, by the Company’s Board of Directors on February 2, 2017.

A detailed summary of the  2012 Plan Amendment is set forth in the Company’s Definitive Proxy Statement on Schedule 14A for the Special Meeting filed with the Securities and Exchange Commission on February 13, 2017 (the “Proxy Statement”) under the caption “Proposal 2: Incentive Plan Proposal,” which summary is incorporated herein by reference.

That detailed summary of the 2012 Plan Amendment is qualified in its entirety by reference to the full text of the 2012 Plan Amendment a copy of which is attached as Exhibit D to the Company’s Proxy Statement and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As disclosed above, the Company held its Special Meeting on March 9, 2017. The final voting results are set forth below.

Stockholders voted on the following proposals:

Proposal No. 1 — Private Placement Proposal.

The stockholders approved, for purposes of NASDAQ Listing Rule 5635(d), of the issuance by the Company of 707,515 shares of the Company’s common stock and warrants to purchase 707,515 shares of the Company’s common stock, in a private placement offering pursuant to stock purchase agreements executed on January 11, 2017. The votes were as follows:

For(1)	Against	Abstain

4,607,441	32,420	288

(1) Holders of 1,251,197 shares of common stock indicated that they purchased such shares of common stock in the private placement offering commenced on January 9, 2017, and therefore were not counted in determining whether or not the Private Placement Proposal was approved.

Proposal No. 2 — Incentive Plan Proposal.

The stockholders approved the 2012 Amended Plan as described in the Proxy Statement. The votes were as follows:

For	Against	Abstain

4,576,356	62,206	1,587

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2017	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary